Exhibit 99.(h)(vii)

AMENDMENT (“Amendment”) to

the

SUB-TRANSFER AGENT AND SERVICES AGREEMENT

between

DST SYSTEMS, INC.

and

LORD ABBETT FAMILY OF FUNDS

DST Systems, Inc. (“DST”) and Lord Abbett Family of Funds (“Lord Abbett”) hereby agree that, with respect to the Sub-Transfer Agent and Services Agreement (“Agreement”) between DST Systems, Inc. (“DST”) and Lord Abbett Family of Funds (“Lord Abbett”) dated January 1, 2017, as amended, the Agreement is amended December 13, 2021, to be effective as of September 28, 2021. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control.

1.	Exhibit A, List of Funds, is hereby deleted in its entirety and replaced with the following:

Lord Abbett Affiliated Fund, Inc.
Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Credit Opportunities Fund
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Global Fund, Inc.
Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund
Lord Abbett Investment Trust
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.
Lord Abbett Municipal Income Fund, Inc. [1]
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Income Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Income Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund
Lord Abbett Sustainable Municipal Bond Fund
Lord Abbett Research Fund, Inc.
Lord Abbett Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series
Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund
Lord Abbett Durable Growth Fund
Lord Abbett Focused Growth Fund
Lord Abbett Focused Large Cap Value Fund
Lord Abbett Focused Mid Cap Value Fund
Lord Abbett Focused Small Cap Value Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Fund[2]
Lord Abbett Growth Leaders Fund
Lord Abbett Health Care Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett International Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Value Opportunities Fund

1   As amended September 28, 2021 to reflect the addition of Lord Abbett Sustainable Municipal Bond Fund, a series of Lord Abbett Municipal Income Fund, Inc., effective January 2022 with the Fund’s commencement of operations (currently anticipated to be in January 2022). Effective November 1, 2021, Lord Abbett High Yield Municipal Bond Fund and Lord Abbett Short Duration High Yield Municipal Bond Fund were renamed Lord Abbett High Income Municipal Bond Fund and Lord Abbett Short Duration High Income Municipal Bond Fund, respectively.

2   Effective November 1, 2021, Lord Abbett Global Equity Research Fund was renamed Lord Abbett Global Equity Fund.

Lord Abbett Trust I
Lord Abbett Climate Focused Bond Fund
Lord Abbett Emerging Markets Equity Fund[3]
Lord Abbett International Growth Fund
Lord Abbett Mid Cap Innovation Growth Fund
Lord Abbett Short Duration High Yield Fund
Lord Abbett Series Fund, Inc.
Bond-Debenture Portfolio
Developing Growth Portfolio
Dividend Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

3 As amended July 29, 2021 to reflect the addition of Lord Abbett Emerging Markets Equity Fund, a series of Lord Abbett Trust I, effective January 2022 with the Fund’s commencement of operations (currently anticipated to be in January 2022).

2.	Subject to the specific modifications made herein, all terms and conditions of the Agreement shall remain in full force and effect.

DST SYSTEMS, INC.		Lord Abbett Family of Funds

By:	/s/ Nick Wright	By:	/s/ John T. Fitzgerald
Print: Nick Wright	Print: John T. Fitzgerald
Title: President and General Manager	Title: Vice President and Assistant Secretary
Date: December 13, 2021	Date: December 13, 2021